Exhibit 23.4

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Prospectus of Highwoods/Forsyth Limited Partnership relating to the sale of $100,000,000 Notes due December 1, 2003 and $100,000,000 Notes due December 1, 2006
(the "Prospectus"), which Prospectus is a part of the registration statement on Form S-3 (File No. 333-3890-01), of our report dated February 21,
1995, with respect to the combined financial statements of Southeast Realty Corp., AP Southeast Portfolio Partners, L.P. and AP Fontaine III Partners, L.P. for the year ended December 31, 1994, and of our report dated February 10, 1995, on the financial statements of AP Fontaine III Partners,
L.P. for the period from October 28, 1993 (date of  inception)  to December
31, 1993, which report appears in the Form 8-K/A of Highwoods Properties, Inc. dated April 29, 1996, as amended on June 3, 1996 and June 18, 1996. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.



DELOITTE & TOUCHE, LLP

Dallas, Texas
November 15, 1996


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